UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2010

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01  Other Events.

On June 22, 2010, the U.S. District Court for the District of Kansas entered an order preliminarily approving the Stipulation of Settlement (previously filed as Exhibit 99.1 to the company’s Current Report on Form 8-K dated April 27, 2010) entered into by and among plaintiff Alaska Electrical Pension Fund, on behalf of itself and derivatively on behalf of Epiq Systems, Inc., and the other defendants named therein.

In connection with the approval, the company is required to file the Notice of Settlement of Derivative Action in a Current Report on Form 8-K.  Any shareholder of record or beneficial owner as of April 27, 2010 should read the Notice of Settlement and take any action deemed appropriate on or before the respective deadlines established by the Court and contained in the Notice of Settlement. The foregoing summary is qualified in its entirety by reference to the Notice of Settlement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Notice of Settlement of Derivative Action (Alaska Electrical Pension Fund v. Tom W. Olofson, et al., Case No.: 08-2344 CM)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: June 24, 2010

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Settlement of Derivative Action (Alaska Electrical Pension Fund v. Tom W. Olofson, et al., Case No.: 08-2344 CM)